Exhibit 99.1
NYSE symbol: PEB
www.pebblebrookhotels.com

PEBBLEBROOK HOTEL TRUST
REPORTS THIRD QUARTER 2021 RESULTS

HOTEL OPERATING TRENDS
▪ Q3 2021 Same-Property Hotel EBITDA(1) of $66.6 million, led by the Company’s unique lifestyle resorts and improving business demand at its urban hotels
▪ Q3 2021 Same-Property ADR(1) exceeded Q3 2019 led by rate premiums from leisure-oriented travelers and rate progress in our urban markets
▪ Same-Property RevPAR(1) rose sequentially by 49% from Q2 2021 to Q3 2021, finishing down just 37.8% versus Q3 2019
▪ Hotel demand and future bookings temporarily softened in mid-August through mid-September due to increased case counts driven by the Delta variant
▪ Demand trends and booking momentum reaccelerated starting in mid-September, and are continuing into October; leisure remains healthy, and business group and transient demand is improving each week

PORTFOLIO UPDATES & REPOSITIONINGS
▪ Acquired the 200-room Jekyll Island Club Resort for $94.0 million, the 369-room Margaritaville Hollywood Beach Resort for $270.0 million, and the 19-room Avalon Bed & Breakfast and 12-room Duval Gardens in Key West for $20.0 million
▪ Sold the 189-room Villa Florence San Francisco on Union Square for $87.5 million
▪ Progressing on the transformation and redevelopment of the currently closed Hotel Vitale into 1 Hotel San Francisco and substantially completed the comprehensive guestroom renovation at Southernmost Beach Resort in Key West, Florida

BALANCE SHEET & LIQUIDITY
▪ Q3 2021 Adjusted Funds from Operations (“AFFO”)(1) of $21.4 million, $0.16 per share
▪ As of September 30, 2021, total liquidity of $826.9 million, including $182.7 million of cash on hand and $644.2 million available on the $650.0 million credit facility
▪ Net debt to depreciated book value at the end of Q3 2021: 40%

2021 OUTLOOK
▪ Given the uncertainties related to the COVID-19 pandemic, its impact on travel, and variable and unpredictable government restrictions, the Company is unable to provide an outlook for 2021 at this time
▪ For Q4 2021, the Company expects both Same-Property Room Revenues(1) and Total Revenues(1) to be down between (38%) and (42%) compared to Q4 2019

(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“

For the first time since the pandemic started, we achieved positive Adjusted FFO in the third quarter – in this case, $21.4 million. We experienced significant strength at our resorts throughout the quarter, and business and leisure travel improved at many of our urban hotels. While the recovery in business travel temporarily paused in mid-August through mid-September due to concerns with the Delta variant and many companies delaying their return to office plans, corporate demand began to reaccelerate in mid-September and has continued throughout October. Current hotel demand and future booking trends for the remainder of the year and early 2022 are encouraging and recovering, led by our resorts and properties in Los Angeles, Boston, Philadelphia, and San Diego. We are also pleased with the great success we’ve had this year reallocating capital from our recent property sales into $384 million of highly attractive, immediately accretive investment opportunities.”

-Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust

Third Quarter and Year-to-Date Highlights

	Third Quarter			Nine Months Ended September 30,
Same-Property and Corporate Highlights	2021	2020 (‘21 vs. ‘20 growth)	2019 (‘21 vs. ‘19 growth)	2021	2020 (‘21 vs. ‘20 growth)	2019 (‘21 vs. ‘19 growth)
	($ in millions except per share and RevPAR data)

Net income (loss)	($23.5)	($130.6)	$30.0	($143.6)	($219.4)	$96.2

Same-Property Room Revenues(1)	$163.0	$54.2	$261.8	$324.3	$232.5	$748.7
Same-Property Room Revenues growth rate		200.9%	(37.7%)		39.5%	(56.7%)

Same-Property Total Revenues(1)	$239.2	$81.9	$375.4	$484.8	$356.7	$1,089.2
Same-Property Total Revenues growth rate		192.1%	(36.3%)		35.9%	(55.5%)

Same-Property Total Expenses(1)	$172.6	$95.5	$244.8	$406.1	$369.1	$728.6
Same-Property Total Expenses growth rate		80.6%	(29.5%)		10.0%	(44.3%)

Same-Property EBITDA(1)	$66.6	($13.7)	$130.7	$78.7	($12.4)	$360.5
Same-Property EBITDA growth rate		NM	(49.0%)		NM	(78.2%)

Adjusted EBITDAre(1)	$55.3	($27.6)	$136.5	$47.4	($41.8)	$378.5
Adjusted EBITDAre growth rate		NM	(59.5%)		NM	(87.5%)

Adjusted FFO(1)	$21.4	($66.6)	$100.5	($49.9)	($125.9)	$272.9
Adjusted FFO per diluted share(1)	$0.16	($0.51)	$0.77	($0.38)	($0.96)	$2.08
Adjusted FFO per diluted share growth rate		NM	(79.2%)		NM	(118.3%)

	2021 Monthly Results
Total Portfolio Highlights(2,3)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep
	($ in millions except ADR and RevPAR data)

Occupancy	14%	20%	26%	32%	37%	47%	56%	50%	48%
ADR	$226	$241	$245	$239	$246	$254	$281	$270	$264
RevPAR	$31	$48	$64	$76	$92	$120	$157	$134	$127
Total Revenues	$19.2	$25.7	$37.9	$43.0	$53.6	$66.3	$86.7	$76.9	$72.4
Total Revenues growth rate (‘21 vs. ‘19)	(80%)	(74%)	(68%)	(65%)	(59%)	(50%)	(33%)	(39%)	(43%)
EBITDA	($10.5)	($5.4)	$2.0	$3.5	$8.5	$15.9	$27.0	$23.5	$13.9

NM = Not Meaningful

(1)See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenues, Total Revenues, Expenses and EBITDA appearing in the table above and elsewhere in this press release, refer to the Same-Property Statistical Data table footnotes later in this press release.

(2)Includes information for all of the hotels the Company owned as of September 30, 2021, which excludes Sir Francis Drake, The Roger New York and Villa Florence San Francisco on Union Square for January-September given the properties’ dispositions on April 1, June 10 and September 9, 2021, respectively.

(3)Jekyll Island Club Resort is excluded from January-July given the property’s acquisition on July 22, 2021, and Margaritaville Hollywood Beach Resort is excluded from January-September given the property’s acquisition on September 23, 2021.

“Despite the pause in the recovery of demand caused by concerns around the Delta variant, our results exceeded expectations, led by same-property ADR which beat Q3 2019,” noted Mr. Bortz. “These exceptional results were driven largely by our resorts, which generated room rates more than 57% higher than the comparable quarter in 2019, with RevPAR 21.8% higher. Hotel EBITDA at our resorts for Q3 exceeded the comparable quarter in 2019 by 45.4%, and Hotel EBITDA margins at our resorts were more than 1,000 basis points higher, a significant accomplishment in this challenging environment. We are also pleased with our hotel management teams’ positive progress in attracting additional associates to our hotels to fill open positions while increasing operating efficiencies and expanding the use of technology at our properties, and we thank them all for their heroic efforts during these very challenging times for the hospitality industry.”
Capital Investments and Strategic Property Redevelopments
In the third quarter of 2021, the Company completed $25.8 million of capital investments throughout its portfolio. The Company has completed $52.8 million of capital investments and projects year to date through September 2021, which included the completion of the $11.7 million L’Auberge Del Mar redevelopment in the second quarter of 2021.
The Company expects to invest a total of $80.0 to $90.0 million during 2021. During the remainder of 2021, the Company will make progress on or complete its planned investments in the following redevelopment and repositioning projects that the Company believes will generate significant growth and returns:
▪Southernmost Beach Resort (estimated at $15.0 million), a comprehensive guestroom renovation, including all case goods, soft goods, and bathrooms, including tub to shower conversions. The renovation commenced in July 2021 and was substantially completed earlier this week;
▪Hotel Vitale (estimated at $25.0 million), a total transformation into the sustainability-focused, mission-driven, and luxury experiential 1 Hotel San Francisco, which will offer nature-inspired designs and environmentally focused aesthetics throughout guestrooms and suites, public areas, and meeting and event venues. The redevelopment began in July 2021, and the hotel will remain closed until the redevelopment’s targeted completion in the first quarter of 2022; and
▪Grafton on Sunset (estimated at $5.5 million), a comprehensive redevelopment of the hotel’s indoor and outdoor public areas and suites, and a refresh of the guestrooms. The renovation began last week and is expected to be completed in the first quarter of 2022, when the hotel will be renamed, repositioned, and become part of the Company’s Unofficial Z Collection.
As plans are completed, and governmental approvals are received, the Company will evaluate commencing additional previously planned major renovation and repositioning projects in 2022.
Update on Strategic Acquisitions and Dispositions
On July 22, 2021, the Company acquired the iconic 200-room Jekyll Island Club Resort in Jekyll Island, Georgia for $94.0 million. On September 9, 2021, the Company completed the sale of Villa Florence San Francisco on Union Square in San Francisco, California for $87.5 million.
On September 23, 2021, the Company acquired the 369-room Margaritaville Hollywood Beach Resort in Hollywood, Florida for $270.0 million. In addition, on October 20, 2021, the Company acquired the 19-room Avalon Bed & Breakfast and 12-room Duval Gardens in Key West, Florida for $20.0 million. These two small properties will be integrated into and operated as part of the Company’s Southernmost Beach Resort.
Year-to-date, the Company has sold $276.1 million of assets and acquired $384.0 million of properties.
Balance Sheet and Liquidity
On July 27, 2021, the Company closed on its offering of $250.0 million of its new 5.70% Series H Cumulative Redeemable Preferred Shares. Proceeds from this offering were used to fully redeem the $125.0 million of 6.50% Series C Cumulative Redeemable Preferred Shares and the $125.0 million of 6.375% Series D Cumulative Redeemable Preferred Shares, reducing the Company’s annualized preferred equity dividend obligation by approximately $1.8 million.
As of September 30, 2021, the Company had $182.7 million of consolidated cash, cash equivalents, and restricted cash in addition to $644.2 million of additional undrawn availability on its senior unsecured revolving credit facility, for total liquidity of $826.9 million.
The Company had $2.4 billion in consolidated debt and convertible notes at an effective weighted-average interest rate of 3.3 percent. Approximately $2.2 billion, or 93 percent of the Company’s total outstanding debt and convertible notes, was at a weighted-average fixed interest rate of 3.4 percent, and approximately $0.2 billion, or 7 percent, was at a weighted-average floating interest rate of 2.4 percent. The Company had $1.4 billion of unsecured term loans, and there was no outstanding balance on its $650.0 million senior unsecured revolving credit facility. The Company has no significant loans maturing until the fourth quarter of 2022.

Common and Preferred Dividends
On September 15, 2021, the Company declared a quarterly cash dividend of $0.01 per share on its common shares as well as a quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share (regular quarterly amount);
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share (regular quarterly amount);
▪$0.67292 per 6.375% Series G Cumulative Redeemable Preferred Share (initial long-period amount); and
▪$0.30875 per 5.7% Series H Cumulative Redeemable Preferred Share (initial short-period amount).
Update on Curator Hotel and Resort Collection
Curator Hotel and Resort Collection (“Curator”) is a distinct collection of hand-selected small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent hotel operators. Curator now has over 70 member hotels. Curator also announced strategic partnerships with numerous leading travel and technology companies, including Audio Visual Management Solutions, Burton Energy Group, Cloud5, Devera Technologies, Encore, Paylocity, Phonesuite Direct, React Mobile, and SOL VISTA. Curator now has more than 60 programs with preferred vendor partners, providing Curator member hotels with preferred pricing and enhanced operating terms.
2021 Outlook
The Company continues to be unable to provide a full-year outlook for 2021 due to the uncertainties caused by the COVID-19 pandemic. The Company intends to issue new guidance when it has more clarity on the economy, travel demand, and more predictable overall operating fundamentals and trends.
Third Quarter 2021 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Friday, October 29, 2021, at 9:00 AM ET. Please dial (877) 705-6003 approximately ten minutes before the call begins to participate. Additionally, a live webcast of the conference call will be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 52 hotels, totaling approximately 13,000 guest rooms across 15 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.
This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of October 28, 2021. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,962,878	$5,882,022
Cash and cash equivalents	157,554	124,274
Restricted cash	25,114	12,026
Hotel receivables (net of allowance for doubtful accounts of $865 and $183, respectively)	31,523	10,225
Prepaid expenses and other assets	50,399	47,819
Total assets	$6,227,468	$6,076,366

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$40,000
Unsecured term loans, net of unamortized deferred financing costs	1,431,223	1,766,545
Senior convertible notes, net of unamortized debt premium and discount and deferred financing costs	745,176	374,333
Senior unsecured notes, net of unamortized deferred financing costs	49,818	99,593
Mortgage loans, net of unamortized debt discount and deferred financing costs	158,013	—
Accounts payable, accrued expenses and other liabilities	263,424	226,446
Lease liabilities - operating leases	302,141	255,106
Deferred revenues	53,122	36,057
Accrued interest	8,447	4,653
Distribution payable	13,802	9,307
Total liabilities	3,025,166	2,812,040
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $740,000 and $510,000 at September 30, 2021 and December 31, 2020, respectively), 100,000,000 shares authorized; 29,600,000 shares issued and outstanding at September 30, 2021 and 20,400,000 shares issued and outstanding at December 31, 2020	296	204
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 130,813,750 shares issued and outstanding at September 30, 2021 and 130,673,300 shares issued and outstanding at December 31, 2020	1,308	1,307
Additional paid-in capital	4,265,695	4,169,870
Accumulated other comprehensive income (loss)	(33,429)	(60,071)
Distributions in excess of retained earnings	(1,038,955)	(853,973)
Total shareholders' equity	3,194,915	3,257,337
Non-controlling interests	7,387	6,989
Total equity	3,202,302	3,264,326
Total liabilities and equity	$6,227,468	$6,076,366

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020

Revenues:
Room	$162,548	$51,337	$324,614	$239,279
Food and beverage	48,900	12,454	95,223	82,635
Other operating	27,362	13,189	65,930	46,765
Total revenues	$238,810	$76,980	$485,767	$368,679

Expenses:
Hotel operating expenses:
Room	$40,504	$15,835	$85,777	$75,390
Food and beverage	34,925	10,578	68,121	66,144
Other direct and indirect	72,622	44,538	174,069	171,456
Total hotel operating expenses	148,051	70,951	327,967	312,990
Depreciation and amortization	55,492	56,696	165,636	168,044
Real estate taxes, personal property taxes, property insurance, and ground rent	26,204	27,947	84,230	85,173
General and administrative	9,433	7,466	26,803	38,259
Transaction costs	(49)	10,339	63	10,474
Impairment loss	—	—	14,856	20,570
(Gain) loss on sale of hotel properties	(171)	47	(64,729)	(117,401)
(Gain) loss and other operating expenses	480	917	1,451	3,753
Total operating expenses	239,440	174,363	556,277	521,862
Operating income (loss)	(630)	(97,383)	(70,510)	(153,183)
Interest expense	(22,930)	(27,514)	(73,065)	(75,196)
Other	27	115	85	442
Income (loss) before income taxes	(23,533)	(124,782)	(143,490)	(227,937)
Income tax (expense) benefit	(5)	(5,778)	(60)	8,531
Net income (loss)	(23,538)	(130,560)	(143,550)	(219,406)
Net income (loss) attributable to non-controlling interests	(125)	(253)	(1,085)	(535)
Net income (loss) attributable to the Company	(23,413)	(130,307)	(142,465)	(218,871)
Distributions to preferred shareholders	(12,528)	(8,139)	(30,761)	(24,417)
Issuance costs of redeemed preferred shares	(8,043)	—	(8,043)	—
Net income (loss) attributable to common shareholders	$(43,984)	$(138,446)	$(181,269)	$(243,288)

Net income (loss) per share available to common shareholders, basic	$(0.34)	$(1.06)	$(1.39)	$(1.86)
Net income (loss) per share available to common shareholders, diluted	$(0.34)	$(1.06)	$(1.39)	$(1.86)

Weighted-average number of common shares, basic	130,813,750	130,645,990	130,801,187	130,588,765
Weighted-average number of common shares, diluted	130,813,750	130,645,990	130,801,187	130,588,765

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2021	2020	2019	2021	2020	2019

Net income (loss)	$(23,538)	$(130,560)	$29,980	$(143,550)	$(219,406)	$96,153
Adjustments:
Depreciation and amortization	55,379	56,587	69,712	165,301	167,716	177,195
(Gain) loss on sale of hotel properties	(171)	47	—	(64,729)	(117,401)	—
Impairment loss	—	—	—	14,856	20,570	—
FFO	$31,670	$(73,926)	$99,692	$(28,122)	$(148,521)	$273,348
Distribution to preferred shareholders	(12,528)	(8,139)	(8,139)	(30,761)	(24,417)	(24,417)
Issuance costs of redeemed preferred shares	(8,043)	—	—	(8,043)	—	—
FFO available to common share and unit holders	$11,099	$(82,065)	$91,553	$(66,926)	$(172,938)	$248,931
Transaction costs	(49)	10,339	4,035	63	10,474	7,576
Non-cash ground rent	983	921	1,318	2,769	2,820	3,274
Management/franchise contract transition costs	181	136	810	135	618	4,783
Interest expense adjustment for acquired liabilities	395	322	216	1,316	776	689
Finance lease adjustment	716	805	810	2,318	2,405	2,193
Non-cash amortization of acquired intangibles	(543)	(290)	(315)	(1,050)	(929)	(1,050)
Non-cash interest expense	443	1,379	1,379	1,621	4,122	4,761
One-time operation suspension expenses	—	1,844	—	132	10,704	—
Non-cash canceled share-based compensation	—	—	—	—	16,001	—
Early extinguishment of debt	165	—	726	1,700	—	1,698
Issuance costs of redeemed preferred shares	8,043	—	—	8,043	—	—
Adjusted FFO available to common share and unit holders	$21,433	$(66,609)	$100,532	$(49,879)	$(125,947)	$272,855

FFO per common share - basic	$0.08	$(0.63)	$0.70	$(0.51)	$(1.32)	$1.90
FFO per common share - diluted	$0.08	$(0.63)	$0.70	$(0.51)	$(1.32)	$1.90
Adjusted FFO per common share - basic	$0.16	$(0.51)	$0.77	$(0.38)	$(0.96)	$2.09
Adjusted FFO per common share - diluted	$0.16	$(0.51)	$0.77	$(0.38)	$(0.96)	$2.08

Weighted-average number of basic common shares and units	131,674,563	130,906,706	130,854,912	131,662,000	130,849,481	130,837,149
Weighted-average number of fully diluted common shares and units	131,674,563	130,906,706	130,992,086	131,662,000	130,849,481	131,060,298

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash interest expense, one-time operation suspension expenses, non-cash canceled share-based compensation, early extinguishment of debt, and issuance costs of redeemed preferred shares: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2021	2020	2019	2021	2020	2019

Net income (loss)	$(23,538)	$(130,560)	$29,980	$(143,550)	$(219,406)	$96,153
Adjustments:
Interest expense	22,930	27,514	26,465	73,065	75,196	84,512
Income tax expense (benefit)	5	5,778	4,382	60	(8,531)	5,924
Depreciation and amortization	55,492	56,696	69,775	165,636	168,044	177,376
EBITDA	$54,889	$(40,572)	$130,602	$95,211	$15,303	$363,965
(Gain) loss on sale of hotel properties	(171)	47	—	(64,729)	(117,401)	—
Impairment loss	—	—	—	14,856	20,570	—
EBITDAre	$54,718	$(40,525)	$130,602	$45,338	$(81,528)	$363,965
Transaction costs	(49)	10,339	4,035	63	10,474	7,576
Non-cash ground rent	983	921	1,318	2,769	2,820	3,274
Management/franchise contract transition costs	181	136	810	135	618	4,783
Non-cash amortization of acquired intangibles	(543)	(290)	(315)	(1,050)	(929)	(1,050)
One-time operation suspension expenses	—	1,844	—	132	10,704	—
Non-cash canceled share-based compensation	—	—	—	—	16,001	—
Adjusted EBITDAre	$55,290	$(27,575)	$136,450	$47,387	$(41,840)	$378,548

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses and non-cash canceled share-based compensation: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2021	2020	2019	2021	2020	2019

Same-Property Occupancy	52.3%	21.7%	87.2%	36.4%	27.7%	83.1%
2021 vs. 2020 Increase/(Decrease)	141.1%			31.3%
2021 vs. 2019 Increase/(Decrease)	(40.0%)			(56.2%)

Same-Property ADR	$272.54	$218.42	$262.54	$258.14	$242.17	$261.46
2021 vs. 2020 Increase/(Decrease)	24.8%			6.6%
2021 vs. 2019 Increase/(Decrease)	3.8%			(1.3%)

Same-Property RevPAR	$142.48	$47.37	$228.94	$94.00	$67.19	$217.18
2021 vs. 2020 Increase/(Decrease)	200.8%			39.9%
2021 vs. 2019 Increase/(Decrease)	(37.8%)			(56.7%)

Same-Property Total RevPAR	$209.02	$71.57	$328.31	$140.53	$103.07	$315.93
2021 vs. 2020 Increase/(Decrease)	192.1%			36.3%
2021 vs. 2019 Increase/(Decrease)	(36.3%)			(55.5%)

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2021, except for Margaritaville Hollywood Beach Resort for Q3 2021, 2020 and 2019, and excludes Hotel Vitale for Q3 in 2021, 2020 and 2019 because it was closed for renovation during Q3 2021.

This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2021 but excludes: Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 and Q2 in 2021, 2020 and 2019 because it was closed for renovation during the first and second quarters of 2020; Hotel Vitale for Q3 in 2021, 2020 and 2019 because it was closed for renovation during Q3 2021; and Margaritaville Hollywood Beach Resort for Q3 in 2021, 2020 and 2019. Also included in this schedule is information for Sir Francis Drake and The Roger New York for Q1 in 2021, 2020 and 2019; and Villa Florence San Francisco on Union Square for Q1 and Q2 in 2021, 2020 and 2019.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended September 30,	Nine months ended September 30,
	2021 vs. 2019	2021 vs. 2019
Same-Property RevPAR variance:
Southern Florida/Georgia	35.1%	21.1%
San Diego	(8.3%)	(35.2%)
Other	(17.9%)	(45.3%)
Los Angeles	(36.8%)	(57.2%)
Portland	(39.7%)	(52.6%)
Boston	(39.2%)	(59.9%)
Seattle	(60.0%)	(74.6%)
Washington DC	(60.7%)	(75.9%)
Chicago	(59.0%)	(77.0%)
San Francisco	(75.9%)	(89.4%)

East Coast	(29.2%)	(43.4%)
West Coast	(39.9%)	(61.7%)

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2021, except for Margaritaville Hollywood Beach Resort for Q3 2021, 2020 and 2019, and excludes Hotel Vitale for Q3 in 2021, 2020 and 2019 because it was closed for renovation during Q3 2021.

This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2021 but excludes: Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 and Q2 in 2021, 2020 and 2019 because it was closed for renovation during the first and second quarters of 2020; Hotel Vitale for Q3 in 2021, 2020 and 2019 because it was closed for renovation during Q3 2021; and Margaritaville Hollywood Beach Resort for Q3 in 2021, 2020 and 2019. Also included in this schedule is information for Sir Francis Drake and The Roger New York for Q1 in 2021, 2020 and 2019; and Villa Florence San Francisco on Union Square for Q1 and Q2 in 2021, 2020 and 2019.

"Other" includes New York City, NY; Philadelphia, PA; and Santa Cruz, CA.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2021	2020	2019	2021	2020	2019

Same-Property Revenues:
Room	$163,025	$54,182	$261,803	$324,301	$232,543	$748,726
Food and beverage	49,195	14,534	80,739	95,268	78,375	243,576
Other	26,936	13,147	32,899	65,230	45,781	96,891
Total hotel revenues	239,156	81,863	375,441	484,799	356,699	1,089,193

Same-Property Expenses:
Room	$40,447	$16,278	$61,352	$85,451	$72,880	$181,462
Food and beverage	34,917	11,927	56,942	67,830	63,842	171,972
Other direct	5,526	3,077	6,144	12,559	8,970	17,427
General and administrative	21,038	11,675	27,417	50,163	44,605	82,593
Information and telecommunication systems	3,616	3,151	4,936	10,033	11,235	15,143
Sales and marketing	16,680	8,015	27,293	37,438	36,682	79,742
Management fees	5,515	1,973	11,547	13,017	8,813	32,830
Property operations and maintenance	9,495	6,497	11,320	24,193	22,221	34,020
Energy and utilities	8,276	6,271	9,279	20,315	17,581	25,455
Property taxes	15,727	17,270	16,631	54,011	54,673	53,144
Other fixed expenses	11,332	9,415	11,901	31,085	27,584	34,860
Total hotel expenses	172,569	95,549	244,762	406,095	369,086	728,648

Same-Property EBITDA	$66,587	$(13,686)	$130,679	$78,704	$(12,387)	$360,545

Same-Property EBITDA Margin	27.8%	(16.7%)	34.8%	16.2%	(3.5%)	33.1%

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2021, except for Margaritaville Hollywood Beach Resort for Q3 2021, 2020 and 2019, and excludes Hotel Vitale for Q3 in 2021, 2020 and 2019 because it was closed for renovation during Q3 2021.

This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2021 but excludes: Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 and Q2 in 2021, 2020 and 2019 because it was closed for renovation during the first and second quarters of 2020; Hotel Vitale for Q3 in 2021, 2020 and 2019 because it was closed for renovation during Q3 2021; and Margaritaville Hollywood Beach Resort for Q3 in 2021, 2020 and 2019. Also included in this schedule is information for Sir Francis Drake and The Roger New York for Q1 in 2021, 2020 and 2019; and Villa Florence San Francisco on Union Square for Q1 and Q2 in 2021, 2020 and 2019.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2021 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Sir Francis Drake	X
Hotel Monaco Washington DC	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia at Rittenhouse Square	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
W Boston	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland	X	X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Hotel Zags	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco	X	X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
Hotel Colonnade Coral Gables, Autograph Collection	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club	X	X	X	X
Hotel Zoe Fisherman's Wharf	X	X	X	X
Villa Florence San Francisco on Union Square	X	X
Hotel Vitale	X	X
The Marker San Francisco	X	X	X	X
Hotel Spero	X	X	X	X
Harbor Court Hotel San Francisco	X	X	X	X
Chaminade Resort & Spa	X	X	X	X
Viceroy Santa Monica Hotel	X	X	X	X
Le Parc Suite Hotel	X	X	X	X
Montrose West Hollywood	X	X	X	X
Chamberlain West Hollywood Hotel	X	X	X	X
Grafton on Sunset	X	X	X	X
The Westin Copley Place, Boston	X	X	X	X
The Liberty, a Luxury Collection Hotel, Boston	X	X	X	X
Hyatt Regency Boston Harbor	X	X	X	X
George Hotel	X	X	X	X
Viceroy Washington DC	X	X	X	X

Hotel Zena Washington DC			X	X
Paradise Point Resort & Spa	X	X	X	X
Hilton San Diego Gaslamp Quarter	X	X	X	X
L'Auberge Del Mar	X	X	X	X
San Diego Mission Bay Resort	X	X	X	X
Solamar Hotel	X	X	X	X
The Heathman Hotel	X	X	X	X
Southernmost Beach Resort	X	X	X	X
The Marker Key West Harbor Resort	X	X	X	X
The Roger New York	X
Hotel Chicago Downtown, Autograph Collection	X	X	X	X
The Westin Michigan Avenue Chicago	X	X	X	X
Jekyll Island Club Resort			X	X
Margaritaville Hollywood Beach Resort				X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s third quarter Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of September 30, 2021, except for Margaritaville Hollywood Beach Resort for Q3 2021, 2020 and 2019, and excludes Hotel Vitale for Q3 in 2021, 2020 and 2019 because it was closed for renovation during Q3 2021.

Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	75%	87%	87%	78%	82%
ADR	$252	$270	$263	$246	$258
RevPAR	$190	$234	$229	$193	$211

Hotel Revenues	$335.4	$410.9	$398.0	$354.0	$1,498.2
Hotel EBITDA	$91.0	$147.2	$134.2	$98.6	$470.9
Hotel EBITDA Margin	27.1%	35.8%	33.7%	27.8%	31.4%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2020	2020	2020	2020	2020

Occupancy	56%	4%	21%	22%	26%
ADR	$251	$265	$220	$201	$235
RevPAR	$141	$11	$47	$45	$61

Hotel Revenues	$258.2	$25.8	$86.1	$84.5	$454.6
Hotel EBITDA	$41.9	($40.6)	($17.3)	($16.7)	($32.7)
Hotel EBITDA Margin	16.2%	(157.1%)	(20.1%)	(19.8%)	(7.2%)

	First Quarter	Second Quarter	Third Quarter
	2021	2021	2021

Occupancy	22%	41%	52%
ADR	$250	$254	$276
RevPAR	$54	$103	$144

Hotel Revenues	$101.7	$190.5	$256.4
Hotel EBITDA	($8.3)	$38.5	$70.4
Hotel EBITDA Margin	(8.1%)	20.2%	27.5%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of September 30, 2021, which include the acquisitions of Jekyll Island Club Resort and Margaritaville Hollywood Beach Resort, as if they were owned as of January 1, 2019. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.